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               [LETTERHEAD OF SHEARMAN & STERLING APPEARS HERE]


                                                              EXHIBIT 8.01(a)


                                  May 13, 1998



Second Management LLC
600 Steamboat Road
Greenwich, CT 06830


                       Re: Tudor Fund For Employees L.P.
                       ---------------------------------

Dear Sirs:

           We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 10,000 Units of Limited Partnership Interest of Tudor Fund For Employees L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

           We have examined such documents and records and have reviewed such questions of law and fact as we have deemed necessary for purposes of delivering this letter. Based upon the foregoing and for the reasons set forth in the Prospectus constituting a part of the Registration Statement, we hereby confirm our advice in the Prospectus under the captions "Federal Income Tax Aspects" and "Certain State and Local Income Tax Considerations".

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ Shearman & Sterling